UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2014

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

18 Craftsman Road
East Windsor, Connecticut	06088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 763-7014

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On November 14, 2014, STR Holdings, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). The Company’s stockholders approved each of the four proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 8, 2014.

The proposals voted on by the stockholders at the Special Meeting were as follows:

1. The Company’s stockholders approved the issuance of shares of the Company’s common stock in connection with the transactions contemplated by the Stock Purchase Agreement dated as of August 11, 2014 (the “Purchase Agreement”), by and between the Company and Zhen Fa New Energy (U.S.) Co., Ltd. (“Zhenfa”), as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,014,128	30,876	2,585	5,086,288

2.  The Company’s stockholders approved an amendment to the certificate of incorporation of the Company to effect a reverse stock split of the Company’s common stock at any time prior to 90 days following the closing of the share issuance to Zhenfa, at a specific ratio to be determined by the Company’s Board of Directors in its sole discretion within the range of one-for-two to one-for-five, inclusive, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,376,275	1,748,102	9,500	0

3. The Company’s stockholders approved on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the transactions contemplated by the Purchase Agreement and the agreements and understandings pursuant to which the compensation may be paid or become payable, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,317,445	4,723,432	6,712	5,086,288

4. The Company’s stockholders approved adjournments or postponements of the Special Meeting, if necessary, to permit the further solicitation of proxies in favor of the foregoing proposals, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,193,832	650,799	289,246	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: November 14, 2014	By:	/s/ Alan N. Forman
Alan N. Forman
Senior Vice President and General Counsel